                                                             EXHIBIT NO. 99.9(b)



                              LEGAL OPINION CONSENT




I consent to the incorporation by reference in this Post-Effective Amendment No. 36 to the Registration Statement (File Nos. 2-68918 and 811-3090) (the "Registration Statement") of MFS(R) Series Trust VII (the "Trust"), of my opinion dated March 18, 1998, appearing in Post-Effective Amendment No. 26 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on March 30, 1998.





                                         JAMES R. BORDEWICK, JR.
                                         ---------------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Clerk and Assistant Secretary



Boston, Massachusetts
March 28, 2005




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